UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2001

CORPORATE OFFICE PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	0-20047	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
8815 Centre Park Drive, Suite 400 Columbia, Maryland 21045
(Address of principal executive offices)

(410) 730-9092
(Registrant's telephone number, including area code)

Explanatory Note

    The undersigned Registrant hereby amends its Current Report on Form 8-K originally filed with the Securities and Exchange Commission on January 31, 2001 as set forth in the Exhibit attached hereto.

Item 7. Financial Statements and Exhibits

    The information contained in the attached exhibit is unaudited and should be read in conjunction with the Registrant's annual and quarterly reports filed with the Securities and Exchange Commission.

Exhibit Number	Description
99.1	Supplemental information dated December 31, 2000 for Corporate Office Properties Trust.

Item 9. Regulation FD Disclosure

    In connection with its release of earnings on January 31, 2001, the Registrant is making available certain additional information pertaining to its properties and operations as of and for the period ended December 31, 2000. This information is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2001

CORPORATE OFFICE PROPERTIES TRUST
By:	/s/ RANDALL M. GRIFFIN Name: Randall M. Griffin Title: President and Chief Operating Officer
By:	/s/ ROGER A. WAESCHE, JR. Name: Roger A. Waesche, Jr. Title: Chief Financial Officer

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